[Exhibit 10.1]

              CHINA RENEWABLE ENERGY HOLDINGS, INC.

             2007 STOCK OPTION AND STOCK AWARD PLAN

                Effective as of December 18, 2007

A.   PURPOSE OF PLAN; EFFECTIVE DATE; DEFINITIONS; SHARES AND
     OPTIONS AVAILABLE UNDER PLAN.

1. PURPOSE. The purpose of this Plan is to advance the interests of CHINA RENEWABLE ENERGY HOLDINGS, INC, a Florida corporation (the "Company"), by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to the Company and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, including key employees, advisors, consultants, independent contractors, Officers and Directors, by authorizing the grant of either (a) options to purchase shares of Common Stock of the Company or (b) shares of Common Stock of the Company, in each case to persons who are eligible to participate hereunder, thereby encouraging or facilitating stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2.   EFFECTIVE DATE. This Plan became effective on December 18,
2007 upon its adoption and approval by the Board of Directors and majority shareholders of the Company.

3. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b)  "Cause" shall mean any of the following:

          (i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Grantee to perform his or her duties as an employee of the Company;

          (ii) a determination by the Company that there has been a willful breach by the Grantee of any of the material terms or provisions of any employment, consulting or independent contractor agreement between such Grantee and the Company;

          (iii) any conduct by the Grantee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

          (iv) a determination by the Company that the Grantee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

          (v) any act by the Grantee that the Company determines to be in willful or wanton disregard of the Company's best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Grantee at the expense of the Company;

          (vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Grantee to comply with any rules, regulations, policies or procedures of the Company, or that the Grantee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or


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disregard of standards of behavior that the Company has a right to expect of its employees; or

     (vii) if the Grantee, while employed or otherwise engaged by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Grantee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Grantee's employment for "cause," the term "Cause" as used herein shall have the meaning as set forth in the Grantee's employment agreement in lieu of the definition of "Cause" set forth in this Section A.3.

     (c) "Change of Control" shall mean the acquisition by any person or group (as that term is defined in the Securities Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 30% or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not Directors or Officers of the Company or one of its Subsidiaries immediately prior to (i) the acquisition, or (ii) the first of the series of transactions that resulted in the acquisition, of 30% or more in voting power of the outstanding stock of the Company.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Committee" shall mean the stock option or compensation committee appointed by the Board or, if not appointed, the Board.

     (f) "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

     (g) "Confidential Information" shall mean any and all information pertaining to the Company's financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, "know-how," trade secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.

     (h)  "Director" shall mean a member of the Board.

     (i) "Effective Date of Grant" means the date on which the Board is deemed to have made the grant of Options or Shares.

     (j) "Employee" shall mean any person, including Officers and Directors, who are employed by the Company or any parent or Subsidiary of the Company within the meaning of Code Section
3401(c) or the regulations promulgated thereunder.

     (k) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States


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national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The NASDAQ Stock Market ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing sales price, or if not available, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (E.G., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (I.E., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

     (l) "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant of Grantee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

     (m) "Grantee" shall mean a person to whom an Option or Shares are granted under this Plan, or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

     (n) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

     (o) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3)(i) under the Securities Exchange Act.

     (p)  "Non-Statutory Stock Option" or "Nonqualified Stock
Option" shall mean an Option which is not an Incentive Stock
Option.

     (q) "Officer" shall mean the Company's chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. "229.401(b)) shall be only such a person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

     (r) "Option" (when capitalized) shall mean any stock option granted under this Plan.


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     (s)  "Plan" shall mean this 2007 Stock Option and Stock
Award Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval within 12 months of the date thereof by the shareholders of the Company.

     (t) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (u)  "Securities Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

     (v) "Share" or "Shares" shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section B.7 of this Plan.

     (w) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (x) "10% Shareholder" shall mean any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the Effective Date of Grant, capital stock possessing more than 10% of the total combined voting power of all classes of the capital stock of the Company (or a Subsidiary) at the Effective Date of Grant.

4. SHARES AND OPTIONS AVAILABLE UNDER PLAN. Subject to adjustment in accordance with Section B.7 hereof, the Company may grant to Grantees from time to time (a) Options to purchase Shares of the Company's Common Stock or (b) Shares of the Company's Common Stock, up to an aggregate of Three Million (3,000,000) Shares from the authorized but unissued Shares of the Company.

B.   PROVISIONS RELATING TO GRANT OF OPTIONS.

1. LIMITATIONS. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. An Incentive Stock Option shall not be granted to any 10% Shareholder unless (a) the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the Effective Date of Grant and (b) such Option by its terms is not exercisable after the expiration of five years from the Effective Date of Grant. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

2.   CONDITIONS FOR GRANT OF OPTIONS.

     (a) Each Option shall be evidenced by an Option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Grantees shall be those persons selected by the Committee from the class of all Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, Directors who are not regular employees of the Company, as well as consultants, advisors and independent contractors to the Company; provided, however, that Incentive Stock Options may only be granted to Employees who satisfy Section A.3(j) of the Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to


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receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     (b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) the exercise price or prices of the Option or any installments thereof, (ii) prescribing the date or dates on which the Option becomes and/or remains exercisable,
(iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals, (iv) relating an Option to the continued employment of the Grantee for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Option, provided that such terms and conditions are not more favorable to a Grantee than those expressly permitted herein.

3. EXERCISE PRICE. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% Shareholder, the per Share exercise price will not be less than 110% of the Fair Market Value in accordance with Section B.1 of this Plan. Re-granted Options, or Options that are canceled and then re-granted covering such canceled Options, will, for purposes of this Section B.3, be deemed to have been granted on the date of the re-granting.

4.   EXERCISE OF OPTIONS.

     (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Grantee has agreed to be bound by the terms, provisions and conditions of any applicable shareholders' agreement or any other agreement or condition imposed by the Committee in connection with the grant of the Option, and (iv) arrangements that are satisfactory to the Committee, in its sole discretion, have been made for the Grantee's payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Grantee to withhold in accordance with applicable federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee, in its sole discretion, may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

     (b) No Grantee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section B.7 hereof.

5. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall


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be provided in an individual Option agreement evidencing such
Option, except as otherwise provided in Section B.2 or this Section B.5.

     (a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

     (b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Grantee is in the employ of the Company on such date.

     (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

6.   TERMINATION OF OPTION PERIOD.

     (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

          (i) two months after the date on which the Grantee's employment is terminated for any reason OTHER THAN by reason of
(A) Cause, (B) the termination of the Grantee's employment with the Company by such Grantee following less than 30 days' prior written notice to the Company of such termination (an "Improper Termination"), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

          (ii) immediately upon (A) the termination by the Company of the Grantee's employment or engagement for Cause, or
(B) an Improper Termination;

          (iii)     one year after the date on which the
Grantee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

          (iv) the later of (A) one year after the date of termination of the Grantee's employment by reason of death of the Employee, or (B) two months after the date on which the Grantee shall die if such death shall occur during the one-year period specified in Section B.6(a)(iii) hereof.

     (b) The Committee in its sole discretion may, by giving written notice (the "Cancellation Notice"), cancel effective upon the date of the consummation of any corporate transaction described in Section B.7(d) hereof, any Option that remains unexercised on such date. The Cancellation Notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

     (c) Upon the Grantee's termination of employment as described in this Section, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section B.5 of this Plan or the vesting schedule set forth in the Option agreement evidencing the Option shall be immediately cancelled.


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7.   ADJUSTMENT OF SHARES.

     (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company's purchase of Shares pursuant to a plan of repurchase approved by the Board or to exercise a "call" purchase option including, without limitation, an Option issued and/or exercised pursuant to the Plan), then and in such event:

          (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding
Shares shall continue to be subject to being so optioned;

          (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

          (iii)     such adjustments shall be made by the
Committee, whose determination in that respect shall be final, binding and conclusive.

     (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the Option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Section B.7(d) hereof, or otherwise.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options;
(iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

     (e) The Grantee shall receive written notice within a reasonable time prior to the consummation of such action advising the Grantee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his or her Option.


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8.   TRANSFERABILITY OF OPTIONS. Unless otherwise authorized by the Board, no Option granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Grantee other than by (a) will or the laws of descent and distribution, (b) by gift to a Family Member, or (c) through a domestic relations order in settlement of marital property rights. No Option shall be exercisable during the Grantee's lifetime by any person other than the Grantee or certain transferees expressly permitted under this Section.

9. LAPSE OF OPTIONS. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan.

C.   PROVISIONS RELATING TO GRANT OF SHARES.

1. GRANT OF SHARES. Shares shall be granted on such terms as are established, from time to time, by the Committee. The grant of Shares to a Grantee, and the terms thereof, shall be communicated to a Grantee, in writing and shall set forth the number of Shares; the Fair Market Value of the Shares granted; if applicable, the compensation or other amounts otherwise due to the Grantee that will be extinguished in exchange for such Shares; and such other terms as are established by the Committee. Such notice shall also include the form of Notice of Acceptance of such Shares.

2. ACCEPTANCE OF SHARES A Grantee entitled to accept Shares in lieu of cash salary or other compensation may do so, in whole or in part, by delivering to the Chief Financial Officer of the Company, at the Company's principal executive office, a written Notice of Acceptance and Subscription Agreement in the form as shall have been approved by the Committee. The written notice shall specify the number of Shares that are being accepted.

3. OWNERSHIP OF SHARES. The Company shall cause to be issued a stock certificate representing the Shares in the name of the Grantee upon final approval of the terms of the grant by the Committee and, in the case of a Grantee accepting Shares in lieu of cash salary or other compensation, upon the Company's receipt of the properly completed Notice of Acceptance and Subscription Agreement. Subject to the restrictions set forth in this Plan and the Notice of Acceptance and Subscription Agreement, as applicable, the Grantee shall become the owner of the Shares and shall be treated as a shareholder of the Company entitled to all of the rights of any other holder of the Company's Common Stock.

4. TRANSFERABILITY OF SHARES. Shares may be accepted only by the individual to whom they were offered or granted. Shares may not be transferred except in compliance with applicable federal and state securities laws.

5. TERMINATION OF RIGHT TO ACCEPT SHARES. Except as otherwise specifically provided in the grant of Shares by the Board, the right to accept Shares shall terminate in the event that, on the date 90 days after the Effective Date of Grant (or such lesser period of time as is established by the Board and set forth in the grant of Shares), the Shares evidenced by a particular grant have not theretofore been accepted in full.

6. TAX CONSEQUENCES. A Grantee who accepts Shares will generally be deemed to have received ordinary income in an amount equal to the value of the Shares on the date of such acceptance. In addition, the Company will be required to withhold federal income and payroll taxes from the sale of the Shares or from other amounts due to the Grantee, if the Grantees chooses not sell the Shares immediately. Grantees may also be subject to


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other applicable tax consequences associated with the acceptance of Shares. Each Grantee shall be advised in writing to consult his or her own tax advisor prior to exercising any rights under the Plan.

D.   ISSUANCE OF SHARES; ADMINISTRATION OF PLAN; MISCELLANEOUS
     PROVISIONS.

1. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any applicable law or regulation including, but not limited to, the following:

     (a) a representation and warranty by the Grantee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

     (b) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then-applicable shareholders' agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal, or any option of the Company to "call" or purchase such Shares under then applicable agreements; or

     (c) any restrictive legend or legends, to be reflected on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restrictions applicable to the issuance of the Shares.

2.   ADMINISTRATION OF THIS PLAN.

     (a) This Plan shall be administered by a Committee, which shall consist of not less than two Non-Employee Directors; provided, however, if there are fewer than two Non-Employee Directors, the Committee shall be composed of all of the members of the Board. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options or Shares, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Grantees to whom, and time or times at which, Options or Shares shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option or Share granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Grantee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including repricing, canceling or regranting Options or Shares.

     (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Grantees and any holders of any Options or Shares granted under this Plan.

     (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

     (e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

3.   INTERPRETATION.

     (a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

     (b) This Plan shall be governed by the laws of the State of Florida.

     (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     (e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the Company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section B.6 hereof (or as otherwise set forth in an Option agreement).

4. QUALIFICATIONS UNDER ERISA. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

5. AMENDMENT AND DISCONTINUATION OF THIS PLAN. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the shareholders of the Company; provided, however, that, except to the extent provided in Section B.6, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Grantee without the consent of such Grantee.

6. RIGHTS OF EMPLOYMENT. The Options and Shares granted to Employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Nothing in this Plan or in any Option or other agreement entered into pursuant to this Plan shall confer upon any Employee any right to continued employment by the Company or a Subsidiary (or related salary and benefits), nor shall it impair any right of the Company or a Subsidiary to terminate such employment.

7. TERMINATION DATE. This Plan shall terminate 10 years after the date of adoption by the Board of Directors; provided, however, that no such termination shall affect the validity of Options granted hereunder in accordance with the terms of this Plan, which Options expire after such termination date.

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[SPECIMEN FORM]

              CHINA RENEWABLE ENERGY HOLDINGS, INC.

                   Stock Option Agreement Form

THIS AGREEMENT is made as of  , 200_  between China Renewable
Energy Holdings, Inc., a Florida corporation (the "Company"), and
(the "Optionee").

     THE PARTIES AGREE AS FOLLOWS:

     1. Option Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase the number of shares of the Company's Common Stock (the "Shares"), for an exercise price per share (the "Option Price") and based upon a Grant Date, all as set forth below:

       Shares under option: ________ ("Shares")
       Option Price per Share: $_______________("Option Price")
       Grant Date: _______________, 200_("Grant Date")

The Option will be subject to all of the terms and conditions set forth herein and in the Company's 2006 Equity Compensation Plan (the "Option Plan"), a copy of which is attached hereto and incorporated by reference. The Option granted hereunder will be a [incentive/nonstatutory or nonqualified option for tax purposes].

     2.  Stockholder Rights.   No rights or privileges of a
stockholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

     3.Termination. Subject to earlier termination as provided in the Option Plan, this Option will expire, unless previously exercised in full, on _________, 20__.

     4. Terms of the Option Plan. The Optionee understands that the Option Plan includes important terms and conditions that
apply to this Option.   Those terms include  (without
limitation): important conditions to the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Shares received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an officer, director, employee or consultant to or of the Company or its subsidiaries. The optionee acknowledges that he or she has read the option Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

       5 Resale of Shares. Optionee acknowledges that, unless the Optionee has been advised by the Company that a current registration statement is in effect covering the resale of the Shares, the Shares have not been registered under the Securities Act, and the Shares must be held by the Optionee indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Optionee is aware of the provision of Rule 144 promulgated under the Securities Act that permits the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the satisfaction of having held the Shares for a certain duration of time, the availability of certain current public information about the Company, the sale being through a "broker's transaction" (as provided by Rule 144(f)), and the volume of shares sold not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)). Even if a registration statement is in effect, the Optionee understands that Shares issued under the Plan to affiliates are subject to certain limitations and restrictions on resale. In the event the Shares are not registered, Optionee understands that the Shares shall bear a restrictive legend substantially similar to the following:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED"

     6    Miscellaneous. This Agreement (together with the Option
Plan) sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of Florida, and may be executed in counterparts.

     The parties hereby have entered into this Agreement as of the date set forth above.

                         CHINA RENEWABLE ENERGY HOLDINGS, INC.

                         By __________________________
                            An Authorized Officer


                         OPTIONEE

                         _______________________________________


Attachments:
Exhibit A Spousal Consent
Exhibit B 2007 Stock Option and Stock Award Plan

                            EXHIBIT A
                         SPOUSAL CONSENT

     The undersigned is the spouse of the Optionee referred to in the attached China Renewable Energy Holdings, Inc. 2007 Stock
Option and Stock Award Plan Agreement (the "Agreement"). The undersigned acknowledges that he or she:

     1. has received, reviewed and understands the terms of the Agreement (including its attachments);

     2. consents to the Agreement, and agrees to be bound by its terms to the extent that he or she now has or may obtain any interest in the Option or Shares covered by the Agreement; and

     3. understands that the Company is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests.

Date:        , 200_
                              ______________________________
                              Print Name

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                            EXHIBIT B

2007 Stock Option and Stock Award Plan











































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